Finisar Announces Third Quarter Fiscal 2012 Financial Results

SUNNYVALE, CA -- (Marketwire - February 29, 2012) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third quarter of fiscal 2012 ended January 29, 2012.

COMMENTARY
"In our just completed fiscal third quarter, our revenues were $243.0 million, 0.6% greater than the preceding quarter. Sales of datacom products were strong. Gross margin was relatively unchanged from the preceding quarter, despite the impact of one month of the annual price reduction for telecom products. We held operating expenses below plan, so that operating income and operating margin increased relative to the preceding quarter," said Jerry Rawls, Finisar's executive Chairman of the Board.

"We continued to execute well on our product development plan and have delivered to customers a number of new innovative products," said Eitan Gertel, Finisar's Chief Executive Officer. "Production of our 100G ethernet transceivers and tunable XFP transceiver products continued to ramp during the quarter. In addition, we have started the qualification process for our high port count wavelength selective switch(WSS) modules with multiple customers. In our parallel optics product line we continue to see significant traction with several key OEM customers for our optical engine product. "

         FINANCIAL HIGHLIGHTS -THIRD QUARTER ENDED January 29, 2012

Summary GAAP Results                               Third          Second
                                                  Quarter        Quarter
                                                   Ended          Ended
                                                Jan 29, 2012   Oct 30, 2011
                                               -------------  -------------
                                                 (in thousands, except per
                                                      share amounts)
Continuing operations
Revenues                                       $     242,954  $     241,489
Gross margin                                            29.3%          29.1%
Operating expenses                             $      59,794  $      61,464
Operating income                               $      11,308  $       8,817
Operating margin                                         4.7%           3.7%
Income                                         $       8,909  $       5,927
Income per share-basic                         $        0.10  $        0.07
Income per share-diluted                       $        0.09  $        0.06

Basic shares                                          91,001         90,715
Diluted shares                                        94,032         93,599

Summary Non-GAAP Results (a)                       Third          Second
                                                  Quarter        Quarter
                                                   Ended          Ended
                                                Jan 29, 2012   Oct 30, 2011
                                               -------------  -------------
                                                 (in thousands, except per
                                                      share amounts)
Continuing operations
Revenues                                       $     242,954  $     241,489
Gross margin                                            31.8%          32.1%
Operating expenses                             $      53,289  $      53,845
Operating income                               $      23,973  $      23,559
Operating margin                                         9.9%           9.8%
Income                                         $      21,878  $      21,537
Income per share-basic                         $        0.24  $        0.24
Income per share-diluted                       $        0.23  $        0.23

Basic shares                                          91,001         90,715
Diluted shares                                        97,781         97,347

a. In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
   GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
   Non-GAAP Financial Measures" below.

Operating Statement Highlights for the third quarter of fiscal 2012:

  Revenues increased to $243.0 million, up $1.5 million, or 0.6%, from $241.5 million in the preceding quarter, driven by growth in sales of datacom products, partially offset by lower telecom product sales.

  Compared to the preceding quarter, the sale of products for datacom applications increased by $5.1 million, or 4.0%, and the sale of products for telecom applications decreased by $3.7 million, or (3.3)%.

  Gross margin was relatively unchanged from the preceding quarter at 29.3% on a GAAP basis and 31.8% on a non-GAAP basis. The impact of the one month of the annual price reductions for telecom products that typically take effect on January 1 was partially offset by favorable product mix.

  GAAP operating income increased $2.5 million to $11.3 million, or 4.7% of revenues, compared to $8.8 million, or 3.7% of revenues in the preceding quarter, as we controlled operating expenses below plan.

  Non-GAAP operating income increased $0.4 million to $24.0 million, or 9.9% of revenues, compared to $23.6 million, or 9.8% of revenues, in the preceding quarter.

  Non-GAAP EBITDA increased $1.0 million to $35.2 million, or 14.5% of revenues, compared to $34.3 million, or 14.2% of revenues in the preceding quarter.

Balance Sheet Highlights for the third quarter of fiscal 2012:

  Cash and cash equivalents totaled $218.3 million at the end of the third quarter compared to $228.0 million at the end of the preceding quarter. The decline was primarily the result of increases in accounts receivable and inventory as well as a decrease in accounts payable as detailed below.

  Accounts receivable increased $8.1 million over the preceding quarter.

  Inventory turns were 3.0, compared to 3.2 in the preceding quarter, and overall inventory at the end of the third quarter increased $10.6 million over the preceding quarter, primarily driven by lower than expected revenues from the sale of telecom products.

  Accounts payable decreased $4.8 million compared to the preceding quarter.

  At the end of the third quarter, Finisar had approximately $40.0 million in principal amount of convertible notes outstanding with a conversion price of $10.675 per share.

  At the end of the third quarter, our Ignis subsidiary also had outstanding debt equivalent to approximately $4.3 million, which is reflected in Finisar's consolidated balance sheet.

OUTLOOK
The Company indicated that it currently expects fourth fiscal quarter revenues to be in the range of $235 to $250 million; GAAP operating margin to be in the range of approximately 3.0% to 4.5%; non-GAAP operating margin to be in the range of 8.0% to 9.5% and non-GAAP earnings per diluted share to be in the range of approximately $0.18 to $0.22.

CONFERENCE CALL
Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Wednesday, February 29, 2012, at 2:00 pm PST (5:00 pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-282-4591 (domestic) or (719) 457-1529 (international) and enter conference ID 8545316.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 8545316 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; challenges related to the integration of the Ignis acquisition and realizing anticipated benefits of improved access to a supply of tunable lasers; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 28, 2011) and quarterly SEC filings.

ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS
The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Nine Months Ended    Ended
                           ------------------  ------------------  --------
                            January   January   January   January   October
                           29, 2012  30, 2011  29, 2012  30, 2011  30, 2011
                           --------  --------  --------  --------  --------
                                              (Unaudited)
                           ------------------------------------------------
 Revenues                  $242,954  $263,016  $712,669  $711,841  $241,489
 Cost of revenues           170,215   177,730   500,009   470,865   169,571
 Amortization of acquired
  developed technology        1,637     1,221     4,796     3,613     1,637
                           --------  --------  --------  --------  --------
 Gross profit                71,102    84,065   207,864   237,363    70,281
 Gross margin                  29.3%     32.0%     29.2%     33.3%     29.1%
 Operating expenses:
   Research and
    development              36,470    29,607   108,573    84,372    36,707
   Sales and marketing       10,599     8,818    30,310    27,140    10,125
   General and
    administrative           11,766    14,658    39,491    34,251    13,773
   Amortization of
    purchased intangibles       959       383     2,597     1,149       859
   Restructuring
    recoveries                    -         -      (322)        -         -
                           --------  --------  --------  --------  --------
     Total operating
      expenses               59,794    53,466   180,649   146,912    61,464
                           --------  --------  --------  --------  --------
 Income from operations      11,308    30,599    27,215    90,451     8,817
 Interest income                151       204       411       439       100
 Interest expense              (862)   (1,465)   (2,911)   (5,697)   (1,138)
 Loss on debt
  extinguishment                  -    (5,946)     (419)   (5,946)        -
 Other income (expense),
  net                          (355)   (3,404)    4,168    (3,404)     (140)
                           --------  --------  --------  --------  --------
 Income from continuing
  operations before income
  taxes and non-
  controlling interest       10,242    19,988    28,464    75,843     7,639
 Provision for income
  taxes                         875     1,167     2,792     3,816     1,369
                           --------  --------  --------  --------  --------
 Consolidated net income      9,367    18,821    25,672    72,027     6,270
 Adjust for net loss
  attributable to non-
  controlling interest         (458)        -      (694)        -      (343)
                           --------  --------  --------  --------  --------
Net income attributable to
 Finisar Corporation          8,909    18,821    24,978    72,027     5,927
Loss from discontinued
 operations, net of taxes         -         -         -      (284)        -
                           --------  --------  --------  --------  --------
Net income                 $  8,909  $ 18,821  $ 24,978  $ 71,743  $  5,927
                           ========  ========  ========  ========  ========

Income per share from
 continuing operations -
 basic                     $   0.10  $   0.24  $   0.28  $   0.93  $   0.07
Income per share from
 continuing operations -
 diluted                   $   0.09  $   0.22  $   0.27  $   0.84  $   0.06

Income per share from
 discontinued operations -
 basic                     $      -  $      -  $      -  $  (0.00) $      -
Income per share from
 discontinued operations -
 diluted                   $      -  $      -  $      -  $  (0.00) $      -

Shares used in computing
 net income per share from
 continuing operations -
 basic                       91,001    80,080    90,644    77,638    90,715

Shares used in computing
 net income per share from
 continuing operations -
 diluted                     94,032    93,388    93,904    90,694    93,599

Shares used in computing
 net income per share from
 discontinued operations -
 basic                       91,001    80,080    90,644    77,638    90,715

Shares used in computing
 net income per share from
 discontinued operations -
 diluted                     94,032    93,388    93,904    90,694    93,599

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (In thousands)

                         January 29,  October 30,    July 31,    April 30,
                             2012         2011         2011         2011
                         -----------  -----------  -----------  -----------
                         (Unaudited)  (Unaudited)  (Unaudited)      Note
                         -----------  -----------  -----------  -----------
         ASSETS
Current assets:
  Cash and cash
   equivalents           $   218,321  $   228,040  $   238,052  $   314,765
  Accounts receivable,
   net                       178,294      176,494      166,536      168,386
  Accounts receivable,
   other                      17,839       11,558       12,788       12,733
  Inventories                225,533      214,940      208,567      187,617
  Prepaid expenses and
   other                      22,402       19,120       16,029        9,906
                         -----------  -----------  -----------  -----------
    Total current assets     662,389      650,152      641,972      693,407
Property, equipment and
 improvements, net           150,233      143,139      138,300      125,693
Purchased intangible
 assets, net                  46,351       47,306       49,979       17,439
Goodwill                      80,988       82,936       83,107            -
Minority investments          12,289       12,289       12,289       12,289
Equity method
 investments                       -            -            -       31,142
Other assets                  20,395       21,773       21,291        5,179
                         -----------  -----------  -----------  -----------
    Total assets         $   972,645  $   957,595  $   946,938  $   885,149
                         ===========  ===========  ===========  ===========

     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable       $    86,185  $    91,034  $    87,996  $    76,288
  Accrued compensation        24,667       24,410       17,494       24,525
  Other accrued
   liabilities                31,912       32,118       33,828       25,112
  Deferred revenue             8,342        7,909        9,762        8,064
  Current portion of
   long-term debt              4,281        4,281        7,547            -
                         -----------  -----------  -----------  -----------
    Total current
     liabilities             155,387      159,752      156,627      133,989
Long-term liabilities:
  Convertible notes, net
   of current portion         40,015       40,015       40,015       40,015
  Long-term debt, net of
   current portion                 -            -        2,329            -
  Other non-current
   liabilities                17,246       15,771       16,314       11,988
  Deferred tax
   liabilities                 4,047        4,052        3,553            -
                         -----------  -----------  -----------  -----------
    Total liabilities        216,695      219,590      218,838      185,992
Stockholders' equity:
  Common stock                    91           91           91           90
  Additional paid-in
   capital                 2,301,850    2,293,485    2,285,769    2,275,600
  Accumulated other
   comprehensive income       29,536       29,323       33,404       32,966
  Accumulated deficit     (1,584,521)  (1,593,430)  (1,599,357)  (1,609,499)
                         -----------  -----------  -----------  -----------
    Finisar Corporation
     stockholders'
     equity                  746,956      729,469      719,907      699,157
  Non-controlling
   interest                    8,994        8,536        8,193            -
                         -----------  -----------  -----------  -----------
    Total stockholders'
     equity                  755,950      738,005      728,100      699,157
                         -----------  -----------  -----------  -----------
Total liabilities and
 stockholders' equity    $   972,645  $   957,595  $   946,938  $   885,149
                         ===========  ===========  ===========  ===========

Note - Balance sheet amounts as of April 30, 2011 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);

  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);

  Stock-based compensation expense (non-cash charges);

  The cost of covering employee and employer tax liabilities (non-recurring cash charges) arising from the special investigation into our historical stock option granting practices;

  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges); and

  Reduction in force costs (non-recurring cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);

  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related the class action and derivative litigation related to our March 8th, 2011 earnings announcement);

  Acquisition related costs (non-recurring cash charges)

  Amortization of purchased intangibles (non-cash charges);and

  Restructuring costs (non-recurring cash charges).

In calculating non-GAAP income from continuing operations and non-GAAP income from continuing operations per share in this release, we have also excluded the following items in applicable periods:

  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);

  Imputed interest expense related to restructuring (amortization of imputed interest expense associated with previously incurred restructuring costs);

  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);

  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges);

  Loss related to minority and equity method investments (non-cash charges);

  Debt extinguishment loss (non-recurring charges);

  Fair value remeasurement of equity investment (non-cash gain from remeasurement of value of prior investment in an investee);

  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items; and

  Other miscellaneous income and expenses (non-recurring charges).

In calculating non-GAAP income (loss) per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
                   (in thousands, except per share data)

                                                                     Three
                                                                    Months
                           Three Months Ended   Nine Months Ended    Ended
                           ------------------  ------------------  --------
                            January   January   January   January   October
                           29, 2012  30, 2011  29, 2012  30, 2011  30, 2011
                           --------  --------  --------  --------  --------
                                              (Unaudited)
                           ------------------------------------------------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP        $ 71,102  $ 84,065  $207,864  $237,363  $ 70,281
Gross margin - GAAP            29.3%     32.0%     29.2%     33.3%     29.1%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                    1,732     4,589     5,343     5,569     2,521
  Amortization of acquired
   technology                 1,637     1,222     4,796     3,614     1,637
  Stock compensation          1,596     1,353     5,142     3,409     1,687
  Payroll taxes related to
   options investigation          -       (83)        -       (83)        -
  Acquisition method
   accounting adjustment
   for sale of acquired
   inventory                    952        11     4,035        11     1,229
  Reduction in force costs      243         1       844        43        49
                           --------  --------  --------  --------  --------
    Total cost of revenue
     adjustments              6,160     7,093    20,160    12,563     7,123
Gross profit - non-GAAP      77,262    91,158   228,024   249,926    77,404
Gross margin - non-GAAP        31.8%     34.7%     32.0%     35.1%     32.1%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income - GAAP      11,308    30,599    27,215    90,451     8,817
Operating margin - GAAP         4.7%     11.6%      3.8%     12.7%      3.7%
Adjustments:
Total cost of revenue
 adjustments                  6,160     7,093    20,160    12,563     7,123
Research and development
  Reduction in force costs      693        25       766        30        73
  Stock compensation          2,200     1,608     6,835     4,347     2,274
  Payroll taxes related to
   options investigation          -      (118)        -      (118)        -
Sales and marketing
  Reduction in force costs        -        69         -       224         -
  Stock compensation            747       536     2,378     1,515       767
  Payroll taxes related to
   options investigation          -       (42)        -       (42)        -
General and administrative
  Reduction in force costs       51        29     1,014       121       865
  Stock compensation          1,746     1,189     5,699     3,636     1,945
  Payroll taxes related to
   options investigation          -       (73)        -       (73)        -
  Acquisition related
   costs                        304         -     1,602         -       209
  Litigation settlements
   and resolutions and
   related costs               (185)    3,437       (93)      872        (8)
  Shareholder class action
   and derivative
   litigation costs             (10)        -       625         -       635
Amortization of purchased
 intangibles                    959       383     2,597     1,149       859
Restructuring recoveries          -         -      (322)        -         -
                           --------  --------  --------  --------  --------
    Total cost of revenue
     and operating expense
     adjustments             12,665    14,136    41,261    24,224    14,742
Operating income - non-
 GAAP                        23,973    44,735    68,476   114,675    23,559
Operating margin - non-
 GAAP                           9.9%     17.0%      9.6%     16.1%      9.8%

GAAP to non-GAAP
 reconciliation of income
 from continuing
 operations:
Income from continuing
 operations - GAAP            8,909    18,821    24,978    72,027     5,927
Total cost of revenue and
 operating expense
 adjustments                 12,665    14,136    41,261    24,224    14,742
Non-cash imputed interest
 expenses on convertible
 debt                             -         -         -       742         -
Imputed interest related
 to restructuring               206        74       672        74       396
Other income (expense),
 net
  Loss (gain) on sale of
   assets                      (229)      154        (7)      161       221
  Loss related to minority
   and equity method
   investments                    -         -       619         -         -
  Other miscellaneous
   expenses (income)            351        (3)      601       (61)      250
  Foreign exchange
   transaction loss (gain)      362     2,357      (280)    1,819      (494)
  Debt extinguishment loss        -     6,566       419     6,566         -
  Fair value remeasurement
   of equity investment           -         -    (5,429)        -         -
Provision for income taxes
  Income tax provision
   adjustments                 (386)      416       109     1,083       495
                           --------  --------  --------  --------  --------
Total adjustments            12,969    23,700    37,965    34,608    15,610
                           --------  --------  --------  --------  --------
Income from continuing
 operations - non-GAAP       21,878    42,521    62,943   106,635    21,537
                           --------  --------  --------  --------  --------

GAAP to non-GAAP
 reconciliation of loss
 from discontinued
 operations:
Loss from discontinued
 operations - GAAP                -         -         -      (284)        -
Loss from discontinued
 operations - non-GAAP            -         -         -      (284)        -
                           --------  --------  --------  --------  --------

GAAP to non-GAAP
 reconciliation of net
 income:
Net income - GAAP             8,909    18,821    24,978    71,743     5,927
  Total adjustments from
   continuing operations     12,969    23,700    37,965    34,608    15,610
  Total adjustments from
   discontinued operations        -         -         -         -         -
                           --------  --------  --------  --------  --------
Total adjustments            12,969    23,700    37,965    34,608    15,610
                           --------  --------  --------  --------  --------
Net income, non-GAAP       $ 21,878  $ 42,521  $ 62,943  $106,351  $ 21,537
                           ========  ========  ========  ========  ========

Non-GAAP income from
 continuing operations     $ 21,878  $ 42,521  $ 62,943  $106,635  $ 21,537
Add: interest expense for
 dilutive convertible
 notes                          539     1,283     1,617     4,035       539
                           --------  --------  --------  --------  --------
Non-GAAP adjusted income
 from continuing
 operations                $ 22,417  $ 43,804  $ 64,560  $110,670  $ 22,076
                           ========  ========  ========  ========  ========

Non-GAAP income per share
 from continuing
 operations - basic        $   0.24  $   0.53  $   0.69  $   1.37  $   0.24
Non-GAAP income per share
 from continuing
 operations - diluted      $   0.23  $   0.47  $   0.66  $   1.22  $   0.23

Shares used in computing
 non-GAAP net income per
 share from continuing
 operations - basic          91,001    80,080    90,644    77,638    90,715
Shares used in computing
 non-GAAP net income per
 share from continuing
 operations - diluted        97,781    93,388    97,652    90,694    97,347

Non-GAAP EBITDA -
 Continuing operations
Non-GAAP income from
 continuing operations     $ 21,878  $ 42,521  $ 62,943  $106,635  $ 21,537
Depreciation expense         11,388     8,922    32,978    25,772    10,995
Amortization                    208       264       624       842       208
Interest expense                505     1,187     1,828     4,442       642
Income tax expense            1,261       751     2,683     2,734       874
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA -
 continuing operations     $ 35,240  $ 53,645  $101,056  $140,425  $ 34,256
                           --------  --------  --------  --------  --------

Non-GAAP EBITDA -
 Discontinued operations
Non-GAAP income from
 discontinuing operations         -         -         -      (284)        -
Depreciation expense              -         -         -         -         -
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA -
 Discontinued operations   $      -  $      -  $      -  $   (284) $      -
                           --------  --------  --------  --------  --------

                           --------  --------  --------  --------  --------
Total Non-GAAP EBITDA      $ 35,240  $ 53,645  $101,056  $140,141  $ 34,256
                           ========  ========  ========  ========  ========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261